Exhibit 99.1

PRESS RELEASE	Nephros, Inc. 41 Grand Ave River Edge, NJ 07661 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

Nephros Announces Strategic License and Supply Agreement with Medica S.p.A for Ultrafiltration Products

RIVER EDGE, NJ – April 23, 2012 - Nephros, Inc. (OTC Bulletin Board: NEPH), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and advanced water purification solutions, today announced that the company has entered into a strategic license and supply agreement with Medica S.p.A. That agreement, which is effective April 23, 2012, grants Nephros exclusive global rights, with specific exceptions, to market products based on Medica’s proprietary Medisulfone ultrafiltration technology.

MEDICA S.p.A is located in Medolla, Italy, the largest European center for developing and manufacturing of medical products. MEDICA manufactures and sells a complete range of medical devices in the areas of Chronic and Acute Dialysis, Gastroenterology, Urology, Oncology, Cardiology and microbiological water purification for use in the hospital sector. The Medica Water Division, based in Iglesias, Italy, manufactures a proprietary hollow fiber polysulfone synthetic membrane for blood and water purification in medical and industrial applications. For more information about MEDICA, please visit www.medicasrl.com

“Medica and Nephros have a long history of collaboration, and I am pleased to formalize our relationship via today’s agreement which positively addresses the interests of both companies,” said Luciano Fecondini, CEO of Medica.

“We are excited to solidify our relationship with Medica through this agreement,” said Dr. Paul Mieyal. “The Medisulfone technology is a differentiated component of ultrafiltration applications. This agreement consolidates the ultrafiltration products and intellectual property of Nephros and Medica into a comprehensive product line and enables Nephros to market these products on an exclusive basis globally.”

Summary of Terms

Under the terms of the agreement, Medica will provide an exclusive license to Nephros for its ultrafiltration technology on a worldwide basis for the period April 23, 2012 to December 31, 2022. Medica will retain certain product and marketing rights for Italy for the period from April 23, 2012 to April 23, 2015, at which time Nephros will have the option to transition Italy into the global exclusive license for no additional consideration. In exchange for the license, Nephros will pay to Medica €1.5 million in two installments: €500,000 on April 23, 2012 and €1,000,000 on January 25, 2013. As part of the agreement, Nephros has granted to Medica 300,000 options to purchase Nephros common stock which will vest over the first three years of the agreement. For the period April 23, 2014 through December 31, 2022, Nephros will pay to Medica a royalty of 3% of net sales.

Nephros Ultrafiltration Products

The Association for the Advancement of Medical Instruments’ (AAMI) adoption of more stringent water purity standards for dialysis applications combined with significant observational studies showing a substantial reduction in required erythropoietin dosing when the Nephros DSU is utilized during dialysis therapy has led to significantly increased interest in Nephros ultrafiltration products. In addition to the DSU, Nephros has received FDA 510(k) clearance for its SSU and MSU filters to enable these additional ultrafiltration products to be used in dialysis applications.

Nephros has introduced product line extensions for the hospital infection control market which include a more durable filter design to withstand the higher pressures of hospital plumbing, filter covers to improve the aesthetics of the finished installations in hospital showers, and the SafeSpout as an effective, longer lasting, point of use filter to address acute outbreak scenarios. In a study involving two major U.S. hospitals, the Nephros DSU system was shown to be effective in reducing waterborne Legionella bacteria to undetectable levels, an effect which was sustained for the 3-month study period.

Nephros has an ongoing collaboration agreement with STERIS Corp. (NYSE: STE) related to its ultrafiltration technology.

In response to a Request For Information (RFI) from the U.S. Army, Nephros submitted its UF-40 ultrafilter for consideration as part of the standard issue hydration pack for soldiers in the field. Nephros has been informed by the U.S. Army Public Health Command that its UF-40 filter has been validated to meet the military’s NSF P248 standard for emergency military operations as a microbiological water purifier. Nephros believes that its UF-40 filter is the only stand-alone filter to date to have met the performance criteria of the NSF P248 standard without secondary disinfection steps. The Army has not to date issued a Request For Proposal (RFP), and Nephros has no information regarding when or if an RFP applicable to the UF-40 ultrafilter may be put forth by the U.S. Army.

About Nephros, Inc.

Nephros, Inc., headquartered in River Edge, New Jersey, is a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification. The Nephros hemodiafiltration (HDF) system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. The Nephros Dual Stage Ultrafilter (DSU) is the basis for the Nephros line of water filtration products, which includes the MSU and SSU ultrafilters. The patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses, parasites and biotoxins. The Nephros DSU, MSU, and SSU are FDA cleared for the filtration of biological contaminants from water and bicarbonate concentrate used in hemodialysis procedures. Nephros’ DSU ultrafilters are being evaluated at several major U.S. medical centers for infection control. Nephros has also developed its UF-40 ultrafilter for purification of drinking water by soldiers in the field.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements include statements regarding the efficacy and intended use of our technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that:

•	we may not be able to continue as a going concern;
•	we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations;
•	we may not obtain appropriate or necessary regulatory approvals to achieve our business plan or effectively market our products including, without limitation, FDA approval of our HDF system;
•	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;
•	we may encounter problems with our suppliers and manufacturers;
•	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;
•	HDF therapy may not be accepted in the United States and/or our technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of our products;
•	we may not be able to sell our ESRD therapy or water filtration products at competitive prices or profitably;
•	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and
•	we may not be able to achieve sales growth in Europe and Canada or expand into other key geographic markets.

More detailed information about us and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our other periodic reports filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.